Exhibit 99.1

Contacts:	David L. Kerr	Amy Bobbitt
	Senior Vice President — Corporate Development	Senior Vice President & Chief
	713.386.1420	Accounting Officer
	dkerr@comsys.com	480.777.6680
abobbitt@comsys.com
COMSYS IT PARTNERS, INC. REPORTS 2008 SECOND QUARTER RESULTS
HOUSTON, TX (July 31, 2008) — COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced results for its second quarter ended June 29, 2008.
Revenue for the second quarter of 2008 was $184.1 million, down from $186.6 million for the second quarter of 2007 but up sequentially from $183.4 million in the first quarter of this year. Excluding the revenues from COMSYS’ December 2007 acquisitions, revenue declined by 3.6% versus the prior-year period. Net income in the second quarter was $6.2 million, down from $9.6 million in the second quarter of last year, and diluted earnings per share of $0.30 were down from $0.47 per diluted share over the same period. The second quarter of 2008 included the previously announced non-cash compensation charge associated with the Praeos acquisition and a higher effective tax rate than in the prior-year period. These items reduced earnings per share in the second quarter of 2008 by $0.09 when compared to the second quarter of 2007. Net income and diluted earnings per share in the second quarter were both up sequentially from $5.1 million and $0.25, respectively, in the first quarter this year.
“COMSYS’ second quarter was good overall, and we’re especially pleased that our revenue and diluted earnings per share for the quarter exceeded our guidance in an increasingly challenging environment,” said Larry L. Enterline, COMSYS Chief Executive Officer. “After further billable headcount declines through the first six weeks of the second quarter, headcount stabilized and our operating results in the latter half of the quarter were better than anticipated. Our expectations for the balance of the year are conservative in light of the broader trends we see in the economic data, but we continue to believe that we are positioned well to take advantage of whatever opportunities our markets will offer.
“During the quarter, we rolled out our new TAPFIN Process Solutions brand for our business process outsourcing offerings and early results from that effort are encouraging,” Enterline continued. “Also, in late June, we completed two small acquisitions. The first was a small, but rapidly growing, globalization and localization practice that we have combined with our existing business in that sector. The second was the acquisition of three vendor management systems contracts, which we have added into TAPFIN’s VMS business. Neither of these acquisitions had any impact on our second quarter operating results, but we do expect them both to contribute to our earnings over the balance of this year.
“As always, I would like to thank our operations leaders and their staffs for their continuing strong efforts,” Enterline continued. “We’re in a tough environment and their continued focus and dedication will ensure that we continue to meet all of our customers’ needs.”
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CITP Reports 2008 Second Quarter Results

July 31, 2008
Amy Bobbitt, Senior Vice President and Chief Accounting Officer, commented, “We entered the second quarter of 2008 with 4,758 consultants on assignment and ended the second quarter with 4,646 consultants. Our current headcount is approximately the same as headcount at the end of the quarter. Excluding the increase in reimbursable expenses in the second quarter of 2008 and the impact of higher payroll taxes in the first quarter of 2008, gross margin declined sequentially by 0.4% in the second quarter. Despite the slightly lower margins, we continue to generate strong cash flow, and our average debt balance in the second quarter of 2008 was $82.6 million, or approximately $8.4 million lower than in the first quarter.
“The Company expects to continue to reduce its average daily debt balances in the third quarter of 2008 and for the remainder of this year, although at a slower rate than 2007 in line with our expectations for slower revenue growth,” Bobbitt continued. “During the second quarter of 2008, the Company generated EBITDA of $10.5 million compared with $9.9 million of EBITDA for the first quarter of 2008.”
Selected operating data and reconciliations of non-GAAP financial measures to GAAP results for the second quarter ended June 29, 2008, are included below in a section before the financial tables.
Third Quarter 2008 Financial Guidance
For the third quarter of 2008, the Company expects to report revenue in a range of $178 million to $184 million and net income in the range of $3.5 million to $4.5 million, or approximately $0.17 to $0.22 per diluted share, on one less billing day than the second quarter of 2008. The net income estimates for the third quarter include the $0.8 million (pre-tax) non-cash compensation charge for the Praeos bonus plan that was previously announced. They are also based on an effective tax rate of 42%, which is up significantly from 17.6% in the second quarter of 2008. The sequential increase in the effective tax rate results in a $0.06 to $0.08 decrease in diluted earnings per share in the third quarter of 2008 compared with the second quarter. COMSYS has previously discussed the prospects of the upcoming change in its tax rate, and the third quarter tax rate assumes that the Company reaches a conclusion in the third quarter that it is more likely than not that it will be able to receive the benefit of its deferred tax assets and releases its valuation allowance during the quarter. The third quarter guidance does not include any tax benefit that the Company would record if it releases the valuation allowance. Management does not expect to pay any substantial amount of cash taxes in 2008.
Conference Call Information
COMSYS will host a conference call today (July 31) at 10:00 a.m. Eastern time to discuss the quarterly financial results. The conference call-in number is (913) 981-5539 and the confirmation number is 4464227. The call will also be web cast live at www.comsys.com and www.earnings.com and replayed for 30 days at www.comsys.com. A seven-day telephonic replay of this conference call will be available by dialing (719) 457-0820. Callers should use the pass code 4464227 to gain access to the replay, which will be available through the end of the day on August 7, 2008.
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT services company with 53 offices across the U.S. and offices in Puerto Rico, Canada and the U.K. COMSYS service offerings include contingent and direct hire placement of IT professionals as well as a wide range of technical services and solutions addressing requirements across the enterprise. TAPFIN Process Solutions delivers critical management solutions across the resource spectrum from contingent workers to outsourced services.
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CITP Reports 2008 Second Quarter Results

July 31, 2008
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. These forward-looking statements are largely based on the Company’s expectations and beliefs concerning future events, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:
•	economic declines that affect the Company’s business, including its profitability, liquidity or the ability to comply with applicable loan covenants;

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	the Company’s ability to shift a larger percentage of its business mix into IT solutions, project management and business process outsourcing and, if successful, the Company’s ability to manage those types of business profitably;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the financial stability of the Company’s customers and other business partners and their ability to pay their outstanding obligations;

•	the impact of competitive pressures on the Company’s ability to maintain or improve its operating margins, including pricing pressures as well as any change in the demand for its services;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;

•	the risk that the Company may be subject to claims for indemnification under its customer contracts;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the risk that cost cutting or restructuring activities could cause an adverse impact on certain of the Company’s operations;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms or that may warrant changes to existing credit terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill; and

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business.
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CITP Reports 2008 Second Quarter Results

July 31, 2008
Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond its control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section as well as the “Risk Factors” section included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this report. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on the Company’s behalf.
COMSYS IT PARTNERS, INC.
OPERATING DATA, SUPPLEMENTAL CASH FLOW INFORMATION AND NON-GAAP MEASUREMENTS
(IN THOUSANDS, EXCEPT OPERATING DATA)

	Three Months Ended
	June 29,	March 30,	July 1,
Operating Data:	2008	2008	2007

Ending consultant headcount	4,646	4,758	4,996
Billing days	64	64	64
Revenue per billing day (in thousands)	$2,876	$2,865	$2,916
Average bill rate	$74.02	$73.96	$71.84
Gross margin	24.4%	24.4%	25.1%
Effective tax rate	17.6%	21.7%	4.6%
DSO	45	45	50

	Three Months Ended
	June 29,	March 30,	July 1,
Supplemental Cash Flow Information:	2008	2008	2007

Net cash provided by operating activities	$2,629	$8,959	$10,514
Capital expenditures	$2,143	$1,064	$261

	Three Months Ended
	June 29,	March 30,	July 1,
Non-GAAP Financial Measures:	2008	2008	2007

EBITDA:
GAAP net income	$6,212	$5,104	$9,572
Depreciation and amortization	1,898	1,820	1,589
Interest expense, net	1,279	1,603	2,296
Other income, net	(172)	(53)	(223)
Income tax expense	1,324	1,418	460

EBITDA	$10,541	$9,892	$13,694

EBITDA as a % of GAAP revenue	5.7%	5.4%	7.3%
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. Additionally, our Debt to EBITDA ratio affects the interest rates we pay on our credit agreements. However, these measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.

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CITP Reports 2008 Second Quarter Results

July 31, 2008
COMSYS IT PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2008	2008	2007	2008	2007

Revenues from services	$184,064	$183,383	$186,602	$367,447	$372,810
Cost of services	139,232	138,727	139,768	277,959	280,975

Gross profit	44,832	44,656	46,834	89,488	91,835

Operating costs and expenses:
Selling, general and administrative	34,291	34,764	33,140	69,055	68,561
Depreciation and amortization	1,898	1,820	1,589	3,718	3,047

	36,189	36,584	34,729	72,773	71,608

Operating income	8,643	8,072	12,105	16,715	20,227
Interest expense, net	1,279	1,603	2,296	2,882	4,716
Other income, net	(172)	(53)	(223)	(225)	(451)

Income before income taxes	7,536	6,522	10,032	14,058	15,962
Income tax expense	1,324	1,418	460	2,742	908

Net income	$6,212	$5,104	$9,572	$11,316	$15,054

Earnings per common share:
Basic	$0.31	$0.25	$0.48	$0.56	$0.76
Diluted	$0.30	$0.25	$0.47	$0.55	$0.75

Weighted average shares outstanding:
Basic	19,592	19,579	19,243	19,585	19,044
Diluted	20,636	20,617	20,195	20,628	20,087

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CITP Reports 2008 Second Quarter Results

July 31, 2008
COMSYS IT PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)

	June 29,	December 30,
	2008	2007

Assets
Current assets:
Cash	$1,683	$1,594
Accounts receivable, net of allowance of $3,117 and $3,389, respectively	218,576	189,317
Prepaid expenses and other	4,668	3,153
Restricted cash	3,411	3,365

Total current assets	228,338	197,429

Fixed assets, net	16,984	13,094
Goodwill	175,460	174,160
Other intangible assets, net	12,379	10,002
Deferred financing costs, net	1,610	2,044
Restricted cash	2,822	4,218
Other assets	1,414	1,522

Total assets	$439,007	$402,469

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$167,105	$145,622
Payroll and related taxes	29,837	29,574
Current maturities of long-term debt	2,500	5,000
Interest payable	246	365
Other current liabilities	8,756	7,897

Total current liabilities	208,444	188,458

Long-term debt	67,478	66,903
Other noncurrent liabilities	5,081	2,476

Total liabilities	281,003	257,837

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.01; 95,000,000 shares authorized and 20,386,879 shares outstanding; 95,000,000 shares authorized and 20,180,578 shares outstanding, respectively	203	201
Common stock warrants	1,734	1,734
Accumulated other comprehensive income	73	57
Additional paid-in capital	225,212	223,174
Accumulated deficit	(69,218)	(80,534)

Total stockholders’ equity	158,004	144,632

Total liabilities and stockholders’ equity	$439,007	$402,469

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